                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-A/A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                  Mossimo, Inc.
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)

                Delaware                                     33-0684524
----------------------------------------             --------------------------
(State of Incorporation or Organization)                   (IRS Employer
                                                       Identification Number)


            2016 Broadway ,
        Santa Monica, California                               90404
----------------------------------------             --------------------------
(Address of Principal Executive Offices)                     (Zip Code)



If this form relates to the                  If this form relates to the
registration of a class of                   registration of a class of
securities pursuant to Section               securities pursuant to Section
12(b) of the Exchange Act and is             12(g) of the Exchange Act and is
effective pursuant to General                effective pursuant to General
Instruction A. (c), please check             Instruction A.(d), please check
the following box.  [ ]                      the following box. [ ]

Securities Act registration statement file number to which this form relates:
33-80597

Securities to be Registered Pursuant to Section 12(b) of the Act: None.

Securities to be Registered Pursuant to Section 12(g) of the Act: None.

            The Registrant's common stock previously registered pursuant to
Section 12(b) of the Act is being withdrawn from registration under Section 12(b) of the Act. The Registrant's common stock will be registered under Section 12(g) of the Act pursuant to the Registration Statement on Form 8-A/A being filed concurrently herewith.

                                    SIGNATURE

                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                                 Mossimo, Inc.


                                                 By: /S/ Gia Castrogiavanni
                                                     --------------------------
                                                      Gia Castrogiavanni
Date:  April 12, 2002                                 Senior Vice President